UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2026

Getaround, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40152	85-3122877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 Washington Street, Suite 101 Foxboro, Massachusetts	02035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 543-1720

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on February 7, 2025, the Board of Directors (the “Board”) of Getaround, Inc. (the “Company”) approved the orderly wind-down of the Company’s business operations in the United States, which includes its car-share and HyreCar businesses, with the Company’s European business continuing to operate to provide car-sharing services for customers in its European markets.

Sale of European Business

On April 8, 2026, Getaround Operations LLC and Getaround Holdings B.V. (together, the “Sellers”), each a wholly owned subsidiary of the Company, entered into a letter agreement with GoMore ApS (“GoMore”) providing the Sellers with an option to enter into a share sale and purchase agreement (the “SPA”) by and among the Sellers and GoMore, pursuant to which GoMore would acquire the Company’s European business through the purchase of the equity interests of the Company’s subsidiaries, including Getaround SAS and Getaround Norway AS, that own and operate the Company’s European business (collectively, the “Targets”).

Under the terms of the GoMore letter agreement, the Sellers were obligated to commence consultation with the social and economic council of Getaround SAS in accordance with the French Labour Code, with the goal of obtaining an opinion from the council with respect to the contemplated transaction. In addition, the entry into the SPA was contingent on GoMore having entered into a binding financing agreement for the contemplated transaction.

On April 22, 2026, after the council opinion was obtained (or deemed to have been obtained in accordance with French law) and the GoMore financing secured, the Sellers and GoMore entered into the SPA in substantially the form contemplated at the time that the GoMore letter agreement was executed and consummated the transaction effective as of April 30, 2026.

Under the terms of the SPA, GoMore acquired all of the equity interests of the Targets for a purchase price of approximately 31.5 million euros, consisting of cash and a non-interest-bearing promissory note, which promissory note is subject to reduction for early prepayment. In addition, the SPA provides for potential additional consideration of up to 2.3 million euros of receivables to the extent collected by GoMore and its subsidiaries in respect of certain research tax credits under French law (together with the foregoing cash and promissory note consideration, the “Consideration”). The SPA further provides for indemnification by the Sellers with respect to their representations, subject, in general, to customary minimum and maximum thresholds, which claims, if any, would reduce the total outstanding amount of indebtedness under the promissory note.

Mudrick Letter Agreement

In connection with the entry into the GoMore letter agreement, effective on April 8, 2026, the Company entered into a letter agreement with Mudrick Capital Management L.P. (“Mudrick”), on behalf of the holders of the Company’s senior secured indebtedness, pursuant to which, among other things, in accordance with Section 272(b)(2) of the Delaware General Corporation Law (“DGCL”), Mudrick agreed to the proposed sale of the European business to GoMore in lieu of exercising its rights and remedies under the Company’s then-outstanding super priority secured promissory note (the “Prior SPN”). In exchange for receiving the Consideration from the sale of the European business, Mudrick agreed to deem the Prior SPN satisfied in full, canceling all remaining obligations outstanding under the Prior SPN upon the closing of the GoMore transaction and resulting in an aggregate reduction of approximately $121.7 million of the Company’s outstanding senior secured indebtedness secured by substantially all of the Company’s and its subsidiaries’ assets. Mudrick further agreed, if requested by the Company, and subject to the satisfaction of certain other conditions, to convert a portion of the Company’s outstanding 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “Convertible Notes”), of which $239.8 million aggregate principal amount was outstanding as of April 30, 2026, into shares of the Company’s common stock to support the Company’s orderly dissolution in accordance with Section 275 et seq. of the DGCL. If such request by the Company is made, Mudrick intends to vote in favor of such dissolution.

Mudrick Super Priority Secured Promissory Note

In connection with the entry into the Mudrick letter agreement described above, Mudrick also agreed to provide the Company with up to $3.0 million in funding, subject to certain conditions, for the Company’s wind-down pursuant to a new super priority secured promissory note, which note was issued on April 30, 2026, concurrent with the closing of the GoMore transaction (the “New SPN”), of which the Company initially drew $0.5 million on the date of the New SPN.

The New SPN accrues interest monthly beginning on April 30, 2026, at a rate of 15.00% per annum, which interest rate, upon the occurrence, and during the continuation, of an Event of Default (as defined therein), will be increased by 2.00%. The New SPN will mature on April 30, 2027. The Company may prepay the New SPN at any time prior to its maturity date and must prepay the balance of the New SPN with 100% of the net proceeds of any sale or similar disposition of property or assets of the Company or any of its subsidiaries or upon demand and/or termination of the New SPN by Mudrick upon an Event of Default.

The New SPN contains certain events of default and negative covenants, including a budget covenant and restrictions on the incurrence of certain indebtedness without the prior written consent of Mudrick. In addition, the Company agreed to prepare and file with the Securities and Exchange Commission (“SEC”) a proxy statement relating to the solicitation of proxies for use at a special meeting of stockholders to, among other matters, consider and vote upon a proposal to approve the dissolution of the Company in accordance with Section 275 et seq. of the DGCL and the related plan of distribution and, subject to receipt of such approval, complete the dissolution of the Company.

The New SPN is a senior secured obligation of the Company, guaranteed by certain of its subsidiaries and secured by collateral consisting of substantially all of the assets of the Company and its subsidiary guarantors. Subject to limited exceptions, the New SPN will rank senior to all outstanding and future indebtedness of the Company, including the Convertible Notes. In connection with the issuance of the New SPN, Mudrick agreed to forbear on any rights and remedies under the Convertible Notes and the New SPN until the earlier of the completion of the dissolution of the Company in accordance with Section 275 et seq. of the DGCL and the occurrence of an Event of Default under the New SPN.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under “Sale of European Business” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Mudrick Super Priority Secured Promissory Note” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01	Other Events.

On June 5, 2026, the Board determined that it is in the best interests of the Company and its residual claimants to effect the dissolution of the Company in accordance with Section 275 et seq. of the DGCL and a related plan of distribution, which, if approved by the Company’s stockholders, will authorize the Board to liquidate the Company in accordance with the terms thereof. The Company intends to call a special meeting of its stockholders to seek approval of the dissolution and the related plan of distribution and will file proxy materials relating to the special meeting with the SEC as soon as practicable.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, such as the timing and progress of the Company’s wind-down and proposed dissolution in accordance with Section 275 et seq. of the DGCL, including obtaining stockholder approval thereof. In some cases, you can identify forward-looking statements by terminology such as “expects”, “intends,” “plans,” and “will,” or the negative of these terms or variations of them or similar terminology. The Company has based these forward-looking statements on its current expectations and assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate under the circumstances. However, whether actual results and developments will conform with the Company’s expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond its control, including: the risks and uncertainties related to completion of the Company’s wind-down and proposed dissolution process; the Company’s ability to obtain stockholder approval of the proposed dissolution and related plan of distribution; the sufficiency of cash flows to fund the Company’s wind-down and proposed dissolution; the Company’s ability to sell, license, monetize and/or divest of one or more of the Company’s assets and technologies to realize potential benefit for its residual claimants; and the other factors under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2024, its Quarterly Report on Form 10-Q filed with the SEC on November 14, 2024, and in other filings that the Company has made and may make with the SEC in the future. All of the forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company. Such statements are not intended to be a guarantee of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

The Company will file with the SEC a proxy statement in connection with the proposed dissolution. The definitive proxy statement will be sent to the Company’s stockholders and will contain important information about the planned dissolution. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and stockholders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

The Company and its directors and officer may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed dissolution. Information about the persons who may be considered to be participants in the solicitation of the Company’s stockholders in connection with its proposed dissolution, and any interest they have in the proposed dissolution, will be set forth in the definitive proxy statement when it is filed with the SEC. Copies of these documents may be obtained for free as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETAROUND, INC.

Date: June 9, 2026	By:	/s/ Mauricio Rivera
	Name: Title:	Mauricio Rivera Chief Restructuring Officer